                               STOCK PURCHASE AGREEMENT

                                        AMONG

                        OLYMPIC CASCADE FINANCIAL CORPORATION,

                                   ELLIOT R. TRAVIS

                                         AND

                                   SCOTT A. GUTTING

                           RELATING TO ALL OF THE ISSUANCE
                            AND OUTSTANDING CAPITAL STOCK

                                          OF

                                 TRAVIS CAPITAL, INC.



                                    JULY 10, 1997




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                                  TABLE OF CONTENTS


I.   PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Section 1.1    TERMS OF PURCHASE AND SALE. . . . . . . . . . . . . . .    2
     Section 1.2    CLOSING . . . . . . . . . . . . . . . . . . . . . . . .    2
     Section 1.3    OTHER TRANSACTIONS AT CLOSING . . . . . . . . . . . . .    2

II.  REPRESENTATIONS AND WARRANTIES OF THE SELLER . . . . . . . . . . . . .    3
     Section 2.1    ORGANIZATION AND QUALIFICATION. . . . . . . . . . . . .    4
     Section 2.2    CAPITALIZATION. . . . . . . . . . . . . . . . . . . . .    4
     Section 2.3    FINANCIAL CONDITION . . . . . . . . . . . . . . . . . .    5
     Section 2.4    TAX AND OTHER LIABILITIES . . . . . . . . . . . . . . .    6
     Section 2.5    LITIGATION AND CLAIMS . . . . . . . . . . . . . . . . .    9
     Section 2.6    PROPERTIES OF TRAVIS CAPITAL. . . . . . . . . . . . . .    9
     Section 2.7    CONTRACTS AND OTHER INSTRUMENTS . . . . . . . . . . . .   11
     Section 2.8    ERISA . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Section 2.9    PATENTS, TRADEMARKS, ET CETERA. . . . . . . . . . . . .   14
     Section 2.10   QUESTIONABLE PAYMENTS.. . . . . . . . . . . . . . . . .   15
     Section 2.11   BROKER-DEALER REGISTRATION. . . . . . . . . . . . . . .   15
     Section 2.12   NO THREATENED SEC PROCEEDINGS.. . . . . . . . . . . . .   16
     Section 2.13   NET CAPITAL.. . . . . . . . . . . . . . . . . . . . . .   16
     Section 2.14   NASD MEMBERSHIP.  . . . . . . . . . . . . . . . . . . .   16
     Section 2.15   FEES AND ASSESSMENTS. . . . . . . . . . . . . . . . . .   16
     Section 2.16   NASD RESTRICTIONS.. . . . . . . . . . . . . . . . . . .   17
     Section 2.17   CRD REGISTRATION. . . . . . . . . . . . . . . . . . . .   17
     Section 2.18   STATE BROKER-DEALER REGISTRATIONS.. . . . . . . . . . .   17
     Section 2.19   NO STATE INQUIRIES.   . . . . . . . . . . . . . . . . .   17
     Section 2.20   REGISTERED REPRESENTATIVES. . . . . . . . . . . . . . .   18
     Section 2.21   BROKERS BOND. . . . . . . . . . . . . . . . . . . . . .   18
     Section 2.22   SIPC REGISTRATION.  . . . . . . . . . . . . . . . . . .   18

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. . . . . . . . . . . .   18
     Section 3.1    ORGANIZATION AND QUALIFICATION. . . . . . . . . . . . .   18
     Section 3.2    AUTHORITY TO BUY. . . . . . . . . . . . . . . . . . . .   18
     Section 3.3    DISCLOSURE OF INFORMATION . . . . . . . . . . . . . . .   19

IV.  CONDUCT OF THE BUSINESS OF TRAVIS CAPITAL FOLLOWING STOCK PURCHASE . .   19
     Section 4.1    LETTER AGREEMENT. . . . . . . . . . . . . . . . . . . .   19

V.   INDEMNIFICATION; SURVIVAL; LIMITATIONS ON LIABILITY. . . . . . . . . .   20
     Section 5.1    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .   20
     Section 5.2    SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . .   21


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VI.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Section 6.1    BROKERAGE FEES. . . . . . . . . . . . . . . . . . . . .   21
     Section 6.2    REGULATORY FILINGS. . . . . . . . . . . . . . . . . . .   22
     Section 6.3    FURTHER ACTIONS . . . . . . . . . . . . . . . . . . . .   22
     Section 6.4    SUBMISSION TO JURISDICTION. . . . . . . . . . . . . . .   22
     Section 6.5    MERGER; MODIFICATION. . . . . . . . . . . . . . . . . .   22
     Section 6.6    NOTICES . . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 6.7    WAIVER. . . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 6.8    BINDING EFFECT. . . . . . . . . . . . . . . . . . . . .   24
     Section 6.9    NO THIRD-PARTY BENEFICIARIES. . . . . . . . . . . . . .   24
     Section 6.10   SEPARABILITY. . . . . . . . . . . . . . . . . . . . . .   24
     Section 6.11   HEADINGS. . . . . . . . . . . . . . . . . . . . . . . .   24
     Section 6.12   COUNTERPARTS; GOVERNING LAW . . . . . . . . . . . . . .   25














                                     -ii-

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                           STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is being made this 10th day of July, 1997, effective
June 30, 1997, by and among OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware corporation (the "Purchaser" or "Olympic"), with offices at 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154-1100;
ELLIOT R. TRAVIS, an individual with an address of 987 Millstream Way, Bountiful, Utah 84101 , and SCOTT A. GUTTING, an individual with an address of 4258 Mount Olympic Way, Salt Lake City, Utah 74134 (each a "Seller" and collectively, the "Sellers").


                            W I T N E S S E T H :

         WHEREAS, the Sellers own beneficially and of record all of the issued and outstanding capital stock (the "Acquired Securities") of Travis Capital, Inc. ("TRAVIS CAPITAL"), a Utah corporation with offices at 30 Market Street, Suite 200, Salt Lake City, Utah 84101, which capital stock consists of 4,475 shares of common stock, par value $0.00 per share (the "TRAVIS CAPITAL Common Stock").

         WHEREAS, TRAVIS CAPITAL is a broker-dealer duly registered with the Securities and Exchange Commission (the "SEC") and is a member in good standing with the National Association of Securities Dealers, Inc. (the "NASD") engaged in the general securities business.

         WHEREAS, the Purchaser desires to acquire the Acquired Securities from the Sellers and the Sellers desire to sell the Acquired Securities to the Purchaser, subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises, representations, warranties, and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


I.  PURCHASE AND SALE.

    Section 1.1    TERMS OF PURCHASE AND SALE.

         (a) At the Closing (as defined in Section 1.2 below), the Sellers shall sell, assign, transfer, and convey to the Purchaser the Acquired Securities. The Sellers shall deliver to the Purchaser at the Closing certificates representing the Acquired Securities, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto.

         (b) In consideration for the Acquired Securities, the Purchaser shall deliver to the Seller, at the Closing, Twenty Thousand (20,000) shares of Common Stock of Olympic).

    Section 1.2    CLOSING.

         The Closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of L.H. Friend, Weinress, Frankson & Presson, Inc., 1875 Century Park East, Century City, California, or at such other location mutually agreed upon by the parties, on the third (3rd) business day following the receipt of all applicable regulatory approvals (the "Closing Date") or such other time or date as the parties may mutually agree, but in no event later than August 31, 1997.

    Section 1.3    OTHER TRANSACTIONS AT CLOSING.

         In addition to the transactions referred to in this Sections 1.1 and
1.2 above, at the Closing, the Sellers shall deliver to the Purchaser the following:

         (a) The minute books, stock certificate books, stock transfer ledgers, and corporate seals of TRAVIS CAPITAL;

         (b) Resignations of all officers and directors of the TRAVIS CAPITAL, except as mutually agreed;

         (c)  The Written Consent of any applicable regulatory authority.

         (d) Certificates of Good Standing as to TRAVIS CAPITAL issued by the appropriate governmental authorities of the State of Utah and each state in which the TRAVIS CAPITAL is qualified to do business;

         (e) Certified copy of the Certificate of Incorporation of TRAVIS CAPITAL, and all amendments thereto, certified by the Secretary of State of the State of Utah; and

         (f) A copy of by-laws of TRAVIS CAPITAL, certified by the secretary or assistant secretary thereof as being true, complete, and correct.


II. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Sellers represents and warrants to the Purchaser as follows:

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    Section 2.1    ORGANIZATION AND QUALIFICATION.

         TRAVIS CAPITAL does not own any capital stock of any corporation or any interest in any joint venture, partnership, association, trust, or other entity. Schedule 2.1 correctly sets forth as to TRAVIS CAPITAL its place of incorporation, principal place of business, and jurisdictions in which it is qualified to do business. TRAVIS CAPITAL is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities, and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. TRAVIS CAPITAL is duly qualified to transact the business in which it is now engaged and is in good standing as a foreign corporation in every jurisdiction where the failure to so qualify would have material adverse effect upon the businesses assets, properties, prospectus, or financial condition of TRAVIS CAPITAL.

    Section 2.2    CAPITALIZATION.

         The authorized capital stock of TRAVIS CAPITAL consists of 100,000 shares of common stock, par value $000 per share, of which 4,475 shares are outstanding. Each of such outstanding shares of TRAVIS CAPITAL Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the Sellers. The Acquired Securities are owned by the Sellers free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no outstanding security or other instrument convertible into or exchangeable for capital stock of TRAVIS CAPITAL nor is there any commitment, plan, or arrangement

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to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of TRAVIS CAPITAL or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of TRAVIS CAPITAL.

    Section 2.3    FINANCIAL CONDITION.

         The Sellers have delivered to the Purchaser true and correct copies of the following: the unaudited balance sheet of TRAVIS CAPITAL as of [June 30, 1997], the audited balance sheet of TRAVIS CAPITAL as of [January 31, 1997], the audited statements of income, statements of retained earnings, and statements of cash flows of TRAVIS CAPITAL for the year ended [January 31, 1997], and the audited statements of income, statements of retained earnings and statements of cash flows for the years ended
[January 31, 1996 and 1995]. Each such balance sheet presents fairly the financial conditions, assets, liabilities, and stockholders' equity of TRAVIS CAPITAL as of its date; each such statement of income and statement of retained earnings presents fairly the results of operations of TRAVIS CAPITAL for the period indicated and their retained earnings as of the date indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2.3 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of TRAVIS CAPITAL. Since June 30, 1997:

         (a) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or, to the Sellers' knowledge, the future prospects of TRAVIS CAPITAL.

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         (b)  TRAVIS CAPITAL has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of TRAVIS CAPITAL.

         (c) The operations and business of the TRAVIS CAPITAL have been conducted in all respects only in the ordinary course.

         (d) TRAVIS CAPITAL has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

         (e) TRAVIS CAPITAL has not paid any expense resulting from the preparation of, or the transactions contemplated by, this Agreement, it being understood that the Sellers shall have paid or will pay all such expenses (including, without limitation, its legal expenses resulting from this Agreement or the transactions contemplated hereby).

There is no fact known to the Sellers, which materially and adversely affects or in the future (as far as the Sellers can reasonably foresee) may materially and adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of TRAVIS CAPITAL; PROVIDED, HOWEVER, that the Sellers express no opinion as to political or economic matters of general applicability.

    Section 2.4    TAX AND OTHER LIABILITIES.

         (a) TRAVIS CAPITAL has no liability of any nature, accrued or contingent, including without limitation liabilities for Taxes (as defined in Section 2.4(f)) and liabilities to customers or suppliers, other than the following:

         (b) Liabilities for which full provision has been made on the balance sheet (the "Last Balance Sheet") as of [June 30, 1997] (the "Last Balance Sheet Date"); and

         (c) Other liabilities arising since the Last Balance Sheet Date and prior to the Closing in the ordinary course of business which are not inconsistent with the representations and warranties of any Seller or any other provision of this Agreement.

         (d)  Without limiting the generality of Section 2.4(a):

              (i) TRAVIS CAPITAL and any combined, consolidated, unitary or affiliated group of which TRAVIS CAPITAL is or has been a member prior to the Closing Date: (i) has paid all Taxes required to be paid on or prior to the Closing Date (including, without limitation, payments of estimated Taxes) for which TRAVIS CAPITAL could be held liable, except for Taxes which are being contested in good faith and by appropriate proceedings; and (ii) has accurately and timely filed (or filed an extension for), all federal, state, local, and foreign tax returns, reports, and forms with respect to such taxes required to be filed by them on or before the Closing Date.

              (ii) The amount set up as provisions for Taxes on the Last
                   Balance Sheet are sufficient for all accrued and unpaid Taxes of TRAVIS CAPITAL, whether or not due and payable and whether or not in dispute, under tax laws as in effect on the Last Balance Sheet Date or now in effect, for the period ended on such date and for all periods prior thereto.

         (e) There is no material dispute or claim concerning any liability for Taxes of TRAVIS CAPITAL either (i) claimed or raised by any authority in writing, or (ii) as to which TRAVIS CAPITAL has knowledge based upon personal contact with any agent of such authority.

         (f) Schedule 2.4 sets forth all federal, state, local and foreign income tax returns filed with respect to TRAVIS CAPITAL for taxable periods on or after January 1, 1994 ("Tax Returns"), indicates those Tax Returns that currently are subject to audit. TRAVIS CAPITAL has delivered or made available to Purchaser complete and correct copies of all Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by TRAVIS CAPITAL since January 1, 1994. TRAVIS CAPITAL has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

         (g) TRAVIS CAPITAL has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). TRAVIS CAPITAL has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Section 280G of the Code. TRAVIS CAPITAL will not have any liability on or after the Closing Date pursuant to any tax sharing or tax allocation agreement. TRAVIS CAPITAL has no liability for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         (h) For purposes of this Agreement, "Taxes" shall mean all federal, state, local or foreign taxes, assessments, duties which are payable or remittable by TRAVIS CAPITAL or levied upon TRAVIS CAPITAL or any property of TRAVIS CAPITAL, or levied with respect to either of their assets, franchises, income, receipts, including, without limitation, import duties, excise, franchise, gross receipts, utility, real property, capital, personal property, withholding, FICA, unemployment compensation, sales or use, withholding, governmental charges (whether or not requiring the filing of a return), and all additions to tax, penalties and interest relating thereto.

    Section 2.5    LITIGATION AND CLAIMS.

         To the knowledge of Sellers there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to the Seller) with respect to the TRAVIS CAPITAL, or any of their respective businesses, properties, or assets. TRAVIS CAPITAL is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Sellers is any union attempting to represent any employee of TRAVIS CAPITAL as collective bargaining agent. TRAVIS CAPITAL is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is the Company required to take any action in order to avoid such violation or default which would have a material adverse effect upon the businesses, assets, properties, prospects or financial condition of TRAVIS CAPITAL.

    Section 2.6    PROPERTIES OF TRAVIS CAPITAL.

         (a) Set forth on Schedule 2.6(a) is a list of all real property owned or leased by TRAVIS CAPITAL. With respect to real property that is owned by TRAVIS CAPITAL, TRAVIS CAPITAL has good and marketable title to all such property and such property is clear of all liens, mortgages, security interests, or encumbrances, except as otherwise disclosed on Schedule 2.6(a).

         (b) Set forth in Schedule 2.6(b) is a true and complete list of all personal properties and assets (other than real property) owned by TRAVIS CAPITAL or leased or licensed by TRAVIS CAPITAL from or to a third party.
All such properties and assets owned by TRAVIS CAPITAL are reflected on the Last Balance Sheet (except for acquisitions subsequent to the Last Balance Sheet Date which are noted on Schedule 2.6(b)). All such properties and assets owned, leased, or licensed by TRAVIS CAPITAL are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of TRAVIS CAPITAL excepted).

         (c) All accounts and notes receivable reflected on the Last Balance Sheet, or arising since the Last Balance Sheet Date, have been collected in the ordinary course of TRAVIS CAPITAL's customary practices, or are and will be good and collectible, without right or recourse, defense, deduction, return of goods, counterclaim, offsets, or set-off.

         (d) No real property owned, leased, or licensed by TRAVIS CAPITAL lies in an area which is, or to the knowledge of Sellers will be, subject to zoning, use, or building code restrictions that would prohibit the continued effective ownership, leasing, licensing, or use of such real property in the business which the TRAVIS CAPITAL is now engaged.

         (e) TRAVIS CAPITAL has not to its knowledge caused or permitted its respective businesses, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.6(e)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.6(e)) of any Hazardous Substance on or off the site of any property of TRAVIS CAPITAL. The term

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"Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C.
Section 6903(5), any hazardous substance, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. Section 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. Section 9601(22).

    Section 2.7    CONTRACTS AND OTHER INSTRUMENTS.

         Schedule 2.7 accurately and completely sets forth a list of all material contracts, agreements, loan agreements, instruments, leases, licenses, arrangements, or understandings with respect to TRAVIS CAPITAL.
The Sellers have furnished to the Purchaser, the certificate of incorporation (or other charter document) and By-Laws of TRAVIS CAPITAL and all amendments thereto, as presently in effect, certified by the Secretary of such corporation. Each such contract, agreement, loan agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of TRAVIS CAPITAL, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to it in accordance with its terms. TRAVIS CAPITAL, is not in violation, in breach of, or in default with respect to any material terms of any such contract, agreement, loan agreement, instrument, lease, or license. Except for employment agreements and as disclosed in
Schedule 2.7, TRAVIS CAPITAL is not a party to any contract, agreement, loan agreement, instrument, lease, license, arrangement, or understanding with any Seller or any director, officer, or employee of TRAVIS CAPITAL, or any relative or affiliate of any Seller or of any such director, officer, or employee. The stock ledgers and stock transfer books and the minute book records of TRAVIS CAPITAL relating to all issuances and transfers of the stockholders, of the Board of Directors and committees thereof of TRAVIS CAPITAL since its incorporation made available to the Purchaser are the original stock ledgers and stock transfer books and minute book records of TRAVIS CAPITAL or exact copies thereof.

    Section 2.8    ERISA.

         (a) The name of each plan, program, arrangement, agreement or commitment sponsored or maintained by or on behalf of TRAVIS CAPITAL or any ERISA Affiliate (as defined below) or to which TRAVIS CAPITAL or any ERISA Affiliate makes or is obligated to make contributions or to which TRAVIS CAPITAL or any ERISA Affiliate made or was obligated to make contributions during the five (5) year period ending on the date hereof, which is a pension, profit sharing, savings, thrift or other retirement plan, deferred compensation, stock purchase, stock option, performance share, bonus or other incentive plan, severance pay plan, policy or procedure, life, health, disability or accident insurance plan, (including, without limitation, each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or vacation or other employee benefit plan, program, arrangement, agreement or commitment, whether or not written) (all of the foregoing being hereinafter referred to individually as a "Plan" and collectively as the "Plans") is set forth on
Schedule 2.8 hereto. TRAVIS CAPITAL has substantially complied with all of the provisions of each Plan and all applicable provisions of ERISA and the Code, has administered each such Plan (including the payment of benefits thereunder) in all material respects in accordance with the provisions of each such Plan and all applicable provisions of ERISA and the Code, and no penalties under ERISA or any other applicable law or regulation are and at the Closing Date will be owed to any Plan participant and/or beneficiary and/or any governmental body with respect to the failure to file any reports or other information required under ERISA or any other applicable law or regulation or to distribute or make available any such reports or other information. TRAVIS CAPITAL has and at the Closing Date will have timely made all required contributions to each such Plan.

         (b)  No such Plan is a "defined benefit plan" within the meaning of
Section 3(35) of ERISA nor a "multi-employer plan" within the meaning of
Section 3(37) of ERISA.

         (c) As of the date hereof and as of the Closing Date, TRAVIS CAPITAL is entitled to cease its participation in each Plan referred to in this Section 2.8 and each such Plan, by its provisions, permits TRAVIS CAPITAL to amend to terminate, in whole or in part, such Plan without default, penalty, premium or any additional cost to TRAVIS CAPITAL.

         (d) The transactions contemplated by this Agreement will not result in any payment or series of payments by Olympic or TRAVIS CAPITAL of a "parachute payment" within the meaning of Section 280G of the Code.

         (e) With respect to each Plan maintained or sponsored by TRAVIS CAPITAL which is an "employee welfare benefit plan" within the meaning of
Section 3(1) of ERISA (a "Welfare Plan"): (i) the applicable requirements of
Part III of Subchapter 8B of Chapter 1 of the Code are satisfied if benefits under such Welfare Plan are intended to qualify for tax-favored treatment;
(ii) there is no disqualified benefit which would subject Olympic to tax under Section 4976(a) of the Code; and (iii) each such Welfare Plan which is a group health plan within the meaning of Section 4980B of the Code is and has at all times been in compliance in all material respects with the applicable requirements of Sections 601 through 608 of ERISA, and TRAVIS CAPITAL is not now and has never been liable for any tax under Section 4980B of the Code.

         (f) None of the Plans is and, at the Closing Date, none will be under investigation or audit by either the United States Department of Labor or the Internal revenue Service.

         (g) None of the Plans provides benefits including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of TRAVIS CAPITAL beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) disability benefits under any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) that have been fully provided for by insurance or otherwise, (ii) deferred compensation benefits accrued as liabilities on the books of TRAVIS CAPITAL or (iv) benefits in the nature of severance pay.

         (h) For purposes of this Section 2.8, the term "ERISA Affiliate" shall mean all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with TRAVIS CAPITAL are treated as a single employer under any or all of sections 414(b), (c), (m), (n) or (o) of the code at any time during the period of five (5) years ended on March 31, 1997.

    Section 2.9    PATENTS, TRADEMARKS, ET CETERA.

         Except as disclosed on Schedule 2.9, TRAVIS CAPITAL does not own or has pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"). Those Intangibles listed on Schedule 2.9 are in good standing and uncontested. Neither any Seller, any director, officer, or employee of TRAVIS CAPITAL, nor any relative or affiliate of any Seller or of any such director, officer, or employee, possesses any Intangible which relates to the business of TRAVIS CAPITAL. There is no right under any Intangible necessary to the business of TRAVIS

CAPITAL as presently conducted, except such as are so designated in Schedule
2.9. TRAVIS CAPITAL has not infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. To the knowledge of the Sellers, there is no infringement by others of Intangibles of TRAVIS CAPITAL.

    Section 2.10   QUESTIONABLE PAYMENTS.

         No TRAVIS CAPITAL director, officer, agent, employee, or other person associated with or acting on behalf of the TRAVIS CAPITAL has, directly, or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the TRAVIS CAPITAL; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

    Section 2.11   BROKER-DEALER REGISTRATION.

         TRAVIS CAPITAL is a Broker-Dealer duly registered with the SEC pursuant to Section 15 of the Securities Exchange Act of 1934 as amended, ("the 1934 Act"). Attached hereto as Schedule 2.11 is a full and complete copy of TRAVIS CAPITAL's Form BD as amended through June 30, 1997 (the "Form BD"). To the knowledge of Seller, neither the Form BD nor the application for registration nor any amendment thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary in order to make the statements contained therein not misleading.

    Section 2.12   NO THREATENED SEC PROCEEDINGS.

         To the knowledge of Seller, there is not currently pending or to the knowledge of the shareholders, threatened any inquiry, investigation, administrative proceeding, or civil action undertaken or initiated by the SEC concerning TRAVIS CAPITAL or its officers, directors, or registered representatives.

    Section 2.13   NET CAPITAL.

         TRAVIS CAPITAL is not in violation of the applicable net capital provisions of the 1934 Act and the general rules and regulations thereunder.

    Section 2.14   NASD MEMBERSHIP.

         TRAVIS CAPITAL is a member in good standing the with NASD, and, to the knowledge of Seller, there has not been for the most recent three years, nor is there currently pending or to the shareholders knowledge threatened, any inquiry investigation or disciplinary proceeding undertaken by the NASD concerning TRAVIS CAPITAL or any of its officers, directors, registered principals, or registered representatives.

    Section 2.15   FEES AND ASSESSMENTS.

         As of June 30, 1997 there are no fees or assessments owed to the NASD or SIPC (as defined in Section 2.22) for which bills have been received by TRAVIS CAPITAL, other than as set forth in Section 2.3.

    Section 2.16   NASD RESTRICTIONS.

         There are no special restrictions or limitations imposed by the NASD relating to the conduct by TRAVIS CAPITAL of the business of a Broker-Dealer, except as set forth on Schedule 2.16 or noted on Schedule 2.16 and listed in the Form BD.

    Section 2.17   CRD REGISTRATION.

         TRAVIS CAPITAL is registered with the Central Registration Depository under CRD Number 18186.

    Section 2.18   STATE BROKER-DEALER REGISTRATIONS.

         TRAVIS CAPITAL is registered as a Broker-Dealer in the states and jurisdictions enumerated in Form BD, and all of such registrations are current, and except as set forth on Schedule 2.18, TRAVIS CAPITAL is in good standing as a registered Broker-Dealer in each such state or jurisdiction where such registration or qualification is required. As of June 30, 1997, no renewal or registration fee for which bills have been received is due or owing to any state other than as set forth in Section 2.3. Also set forth on the Form BD are all states and jurisdictions in which applications for registration of TRAVIS CAPITAL as a Broker-Dealer are currently pending.

    Section 2.19   NO STATE INQUIRIES.

         TRAVIS CAPITAL's state Broker-Dealer registrations have not been terminated and to the knowledge of Sellers there has not been, nor is there currently pending to or TRAVIS CAPITAL's knowledge threatened, any inquiry, investigation, administrative proceeding, or civil action undertaking or initiated by such states or jurisdictions concerning TRAVIS CAPITAL or its officers, directors, registered principals or registered representatives.

    Section 2.20   REGISTERED REPRESENTATIVES.

         Attached hereto as Schedule 2.20 is a list of all registered representatives of TRAVIS CAPITAL and each state or jurisdiction in which each individual is registered.

    Section 2.21   BROKERS BOND.

         TRAVIS CAPITAL currently has in effect a blanket Broker-Dealer fidelity bond as summarized in Schedule 2.21.

    Section 2.22   SIPC REGISTRATION.

         TRAVIS CAPITAL is duly registered with the Security Investors Protection Corporation ("SIPC"). TRAVIS CAPITAL has paid or has made adequate provision for the payment of all SIPC assessments as of December 31, 1996.


III.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents and warrants to Sellers as follows:

    Section 3.1    ORGANIZATION AND QUALIFICATION.

         The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and in which it contemplates engaging.

    Section 3.2    AUTHORITY TO BUY.

         The Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Purchaser. This Agreement has been duly authorized, executed and delivered by the Purchaser, is the legal, valid, and binding obligation of the Purchaser.

    Section 3.3    DISCLOSURE OF INFORMATION.

         The Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Acquired Securities. The Purchaser further represents that it has had the opportunity to ask questions and receive answers from the Sellers and TRAVIS CAPITAL regarding the Acquired Securities and the businesses, assets, properties, prospects and financial condition of TRAVIS CAPITAL. The foregoing, however, does not limit or modify the representations and warranties of the Sellers in Section 2 of this Agreement and the right of Purchaser to rely thereon, and is enforceable as to it in accordance with its terms.


IV. CONDUCT OF THE BUSINESS OF TRAVIS CAPITAL FOLLOWING STOCK PURCHASE.

    Section 4.1    LETTER AGREEMENT.

         Following the stock purchase contemplated by this Agreement, the business of TRAVIS CAPITAL shall be conducted subject to certain covenants detailed in the paragraphs numbered 5 through 17 of the letter of intent for this stock purchase between TRAVIS CAPITAL and OLYMPIC, dated June 16, 1997 (the "June 16 Letter"), as amended by the letter between the same parties, dated June 30, 1997 (the "June 30 Letter"). The June 16 Letter is attached hereto as Exhibit A. The June 30 Letter is attached hereto as Exhibit B. The paragraphs numbered 5 through 17 of the June 16 Letter and the corresponding amendments in the June 30 Letter are hereby incorporated by reference to this document as if such paragraphs were set out here in there entirety.

V.  INDEMNIFICATION; SURVIVAL; LIMITATIONS ON LIABILITY.

    Section 5.1    INDEMNIFICATION.

         (a) Subject to the terms and conditions set forth in Section 5.2, the Sellers agree to indemnify and hold harmless the Purchaser, its officers, directors, employees, counsel, and agents, (collectively, the "Indemnitees"), against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and reasonable legal and other expenses related thereto (collectively, "Claims"), as and when incurred, arising out of or based upon any breach of any covenant or agreement of the Sellers contained in this Agreement or any document or instrument delivered in connection with this Agreement or any misrepresentation in or omission from any of the representations or warranties of the Sellers in this Agreement as of the date of this Agreement.

         (b) Each Indemnitee shall give the Sellers prompt notice of any claim asserted or threatened against such Indemnitee on the basis of which such Indemnitee intends to seek indemnification (but the obligations of the Sellers shall not be conditioned upon receipt of such notice, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice). The Sellers shall promptly assume the defense of any Indemnitee, with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Seller. Notwithstanding the foregoing, any Indemnitee shall be entitled, at his or its expense, to employ counsel separate from counsel for the Sellers and from any other party in such action, proceeding, or investigation. No Indemnitee may agree to a settlement of a claim without the prior written approval of the Seller, which approval shall not be unreasonably withheld.

         (c) Notwithstanding the above, if the claim for indemnification arises of a breach of the representations set forth in Section 2.4, Purchaser, at its option, shall have the sole right to represent

TRAVIS CAPITAL in any federal, state, local or foreign tax matter, including any audit or administrative or judicial proceeding or the filing of an amended return. Sellers agree that it will cooperate fully with Purchaser and its counsel in the defense or compromise of any such tax matter.

         (d) The Sellers shall not have any obligation to indemnify any Indemnitee from and against any loss or claim under this Section 5.1 until the Indemnitees shall have collectively suffered losses in excess of $5,000.

    Section 5.2    SURVIVAL.

         (a) Subject to the provisions of Section 5.2(b), the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement and the incorporated paragraphs of the June 16 Letter and the June 30 Letter shall survive the Closing and the delivery of the purchase price by the Purchaser, irrespective of any investigation made by or on behalf of any party.

         (b) The liabilities and obligations of the Sellers under this Agreement shall be subject to the following limitations. The Sellers shall have no liability or obligation with respect to any claim for a breach of a representation or warranty under this Agreement made after eighteen (18) months from the Closing Date except for claims arising out of a breach of the representations as to tax liabilities under Section 2.4, with respect to which the Sellers shall remain liable until ninety (90) days after the expiration of the applicable statute of limitations relating to such tax liabilities.


VI. MISCELLANEOUS.

    Section 6.1    BROKERAGE FEES.

         If any person shall assert a claim to a fee, commission, or other compensation on account of alleged employment as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Agreement, the Sellers shall (subject to the next sentence) indemnify and hold harmless the Indemnitees against any and all Claims (as defined in Section 5.1), as and when incurred, arising out of, based upon, or in connection with such Claim by such person, except to the extent that it is determined in any suit, action, or proceeding that the Purchaser or any Indemnitee had engaged such broker or finder.

    Section 6.2    REGULATORY FILINGS.

         TRAVIS CAPITAL and Olympic each agree to prepare and file all required documents, submissions, notices, amended applications or similar filings with federal, state, and local regulatory authorities and the NASD to effect and given evidence of the transaction contemplated by this Agreement.

    Section 6.3    FURTHER ACTIONS.

         At any time and from time to time, each party agrees, as its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

    Section 6.4    SUBMISSION TO JURISDICTION.

         Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of Washington, and of any federal court located in the State of Washington, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement, or of any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement.

    Section 6.5    MERGER; MODIFICATION.

         This Agreement and the Schedules and Exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party to be charged.

    Section 6.6    NOTICES.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6.6). Any notice given to the Purchaser shall be addressed to the attention of Mark Roth, Esq., and a copy of such notice (which copy shall not constitute notice) shall also be sent to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019-4315 Attention: Alan I. Annex, Esq. Any notice given to the Sellers shall be addressed to the attention of Elliot R. Travis, c/o Travis Capital, 30 Market Street, Suite 200, Salt Lake City, Utah 84101. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 6.6. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act) except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 6.5 shall be deemed given at the time of receipt thereof.

    Section 6.7    WAIVER.

         Any waiver by any party of a breach of any terms of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

    Section 6.8    BINDING EFFECT.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchaser, and its successors and assigns and each Seller and his respective assigns, heirs, and personal representatives, and shall inure to the benefit of each Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

    Section 6.9    NO THIRD-PARTY BENEFICIARIES.

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in 6.8).

    Section 6.10   SEPARABILITY.

         If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

    Section 6.11   HEADINGS.

         The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

    Section 6.12   COUNTERPARTS; GOVERNING LAW.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to the rules governing the conflict of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                             /s/ Elliot R. Travis
                             -------------------------------------
                             Elliot R. Travis



                             /s/ Scott A. Gutting
                             -------------------------------------
                             Scott A. Gutting



                             OLYMPIC CASCADE FINANCIAL CORPORATION


                             By: /s/ Gary A. Rosenberg
                                 ---------------------------------
                             Name:  Gary A. Rosenberg
                             Title: Vice Chairman